CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our reports dated January 2, 2001, in Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of Supplife.com Inc. for the registration of shares of its common stock.


Vancouver,  Canada
March 24, 2001

Manning  Elliott
CHARTERED  ACCOUNTANTS



  /s/  Manning  Elliott
---------------------------------
Manning  Elliott



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